SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                             Form 8-K

                          CURRENT REPORT

             Pursuant to Section 13 or 15 (d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) December 28, 1995

                 Brauvin Real Estate Fund L.P. 5
      (Exact name of registrant as specified in its charter)

           Delaware               0-14481              36-3432071
         (State or other         (Commission           (IRS Employer
         jurisdiction of       File Number)           Identification
        incorporation)                                  Number)

 150 South Wacker Drive, Suite 3200, Chicago, Illinois  60606
           (Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code   (312) 443-0922


                          Not Applicable
  (Former name or former address, if changed since last report)















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                 BRAUVIN REAL ESTATE FUND L.P. 5
                 (a Delaware limited partnership)



ITEM 5. OTHER ITEMS

On December 28, 1995, Brauvin Real Estate Fund L.P. 5 (the "Partnership") obtained a first mortgage loan in the amount of $3,275,000 (the "First Mortgage Loan") secured by Crown Point Shopping Center ("Crown"), located in Kingsport, Tennessee, from NationsBanc Mortgage Capital Corporation. The First Mortgage Loan bears interest at the rate of 7.55% per annum, requires monthly payments of principal and interest of approximately $26,480 and matures on January 1, 2003, with the Partnership being responsible for a final payment of the remaining principal balance of the First Mortgage Loan plus all accrued and unpaid interest at such time.
A portion of the proceeds of the First Mortgage Loan, approximately $3,200,000, were used to retire an existing mortgage secured by Crown from NationsBank.
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                            SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                      BRAUVIN REAL ESTATE FUND L.P. 5


                         By:       Brauvin Ventures, Inc.
                            Corporate General Partner

                         By:       /s/ Jerome J. Brault
                         President and Chief Executive Officer

                         Dated:    December 28, 1995